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                                  EXHIBIT 23.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NHancement Technologies Inc.
Pleasanton, California

We hereby consent to the incorporation by reference in the Reoffer Prospectus constituting a part of this Registration Statement of our report dated December 14, 1999, relating to the consolidated financial statements and schedules of NHancement Technologies Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





(Signed manually)
BDO SEIDMAN, LLP
San Francisco, California
May 1, 2000